EXHIBIT 10.11
                                      LEASE

          THIS LEASE, made as of this 30th day of September, 1998, by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, having an address of 1740 Broadway, New York, New York 10019 (the "Landlord") and DIALOGIC CORPORATION, a New Jersey corporation with offices and a principal place of business which will be located at 1515 Route 10, Parsippany, New Jersey 07054 (the "Tenant").

                              W I T N E S S E T H :

          WHEREAS, Landlord is the owner of the real property located at 1515 Route Ten, Parsippany, New Jersey (the "Property") as more fully described on the legal description set forth on Exhibit A annexed hereto;

          WHEREAS, Landlord currently leases to Tenant all of the existing building located on the Property (the "Existing Building") pursuant to that certain lease dated August 31, 1993 as amended by those certain amendments dated January 1, 1994, January 20, 1994, July 19, 1994, December 20, 1994, April 15,
1996, November 21, 1997 and September 30, 1998 (the lease as amended, the "Existing Lease");

          WHEREAS, Tenant has requested and Landlord has agreed to construct a new three-story building containing approximately 67,000 rentable square feet to be located next to the Existing Building (the "Building"); and

          WHEREAS, Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant the entire Building pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

          1. Premises.

          1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all of the space in the Building which shall be approximately 67,000 square feet (the "Premises"), together with the right to parking as designated herein, the common area right designated herein, right of ingress and egress to the Building in common with others. Within thirty (30) days after the Commencement Date, Landlord shall cause the Premises to be measured pursuant to the BOMA method and the exact square footage shall be deemed fixed in accordance with such measurements with an "add-on factor" in accordance with the BOMA

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method. Promptly thereafter,  Landlord shall cause to be delivered to Tenant the dimensions of the Building and the Premises as measured pursuant to the BOMA method.

          2. Term.

          2.1 The Premises are leased for a term ("Term") which shall commence on a date ("Commencement Date") which shall be the earlier of:

               (a)  the  date  the  Premises  are  substantially   completed  in
accordance with Section 6.5 and possession of the Premises has been delivered to Tenant; or

               (b) the date Tenant shall occupy the Premises or any part thereof for the purpose of conducting its business.

          2.2. The Term shall end at 12 o'clock noon on the last day of the month in which the 10th anniversary of the Commencement Date occurs ("Expiration Date"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

          2.3. As soon as practicable after the Commencement Date, Landlord shall deliver to Tenant written notice confirming the Commencement Date and Expiration Date, and Tenant shall acknowledge such Commencement Date and Expiration Date by returning to Landlord an executed copy of such notice within five (5) business days of Tenant's receipt of such notice.

          2.4. If the last day of the Term of this Lease or any renewal thereof falls on a Sunday, this Lease shall expire at 12 o'clock noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at 12 o'clock noon on the preceding business day.

          2.5. Tenant shall have two (2) options to renew the Term for the Premises, each for a period of five (5) years. Each option shall be properly exercised by Tenant only if (a) Tenant delivers written notice of such exercise one year prior to the Expiration Date, as same may be extended, time being of the essence with respect to such exercise, (b) as of the date Tenant exercises the option and on the date immediately prior to the option term, this Lease shall not have been previously terminated or cancelled nor shall any breach or default by Tenant of any of its obligations under this Lease be continuing, and
(c) Tenant exercises its option in the Existing Lease to extend the term thereof, so that the option term of the Existing Lease and the option term as

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provided under this Section 2.5 shall be coterminous.  The Fixed Rent to be paid during each option period shall be determined in accordance with Section 3.1(b) hereof.

          3. Rent.

          3.1. (a) Fixed Rent. Tenant shall pay to Landlord an annual base rent (the "Fixed Rent") for the Premises, which shall be paid without set-off or deduction, in equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America for the payment of all debts, public and private, as follows:

                                     Rent Per
Lease Years                         Square Foot

Years 1 and 2                        $23.50
Years 3 and 4                        $25.00
Years 5 and 6                        $26.50
Years 7-8                            $28.00

Year 9 - Expiration  Date $29.50,  plus  Tenant's  electric  pursuant to Section
4.13. The first installment of Fixed Rent (prorated, if necessary) shall be paid on the Commencement Date.

          (b) The Fixed Rent to be paid for the first option period and the second option period referred to in Section 2.5 shall be the greater of (i) the average of the Fixed Rent paid by Tenant for the 5 preceding years immediately prior to the applicable option period, and (ii) 95% of the fair market rent, as hereinafter determined.

          (c) In the event that Landlord and Tenant have not agreed upon the fair market rent for the Premises prior to the date which is ten (10) months before the commencement of the option period, such value shall be determined by arbitration in the following manner:

               (i) Landlord and Tenant shall have ten (10) days within which to select, with reasonable cooperation and good faith, one mutually agreeable arbitrator. If Landlord and Tenant fail to agree on one arbitrator within the ten (10) day period, either party may promptly request the president of the local chapter of the American Institute of Appraisers to appoint an arbitrator for the matter, and said president's selection shall be binding upon Landlord and Tenant. Said president shall appoint as an arbitrator an individual with the following qualifications: a licensed MAI real estate appraiser having at least ten (10) years experience, generally recognized competence in valuing offices leases in the Township of Parsippany, New Jersey, and who has never been a direct or indirect employee, agent or affiliate of either Landlord or Tenant or any of their affiliates;

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               (ii) Landlord and Tenant shall each submit to the arbitrator,  in writing, its good faith determination of the fair rental value of the Premises;

               (iii) The arbitrator selected must choose either Landlord's or Tenant's good faith determination of the fair rental value of the Premises and the arbitrator's choice shall be final and binding upon the parties. In determining the fair rental value of the Premises and which of Landlord's or Tenant's determinations to select, the arbitrator shall consider all relevant factors, including without limitation, the length of the renewal term, the size and credit worthiness of Tenant, the size, age, condition and location of the Premises and the Building, concessions, abatements and allowances and Tenant improvements. From the date of appointment, the arbitrator shall have thirty
(30) days within which to render a decision as to the fair rental value of the Premises. If the arbitrator fails to render a decision within the applicable 30-day period, either party shall have the right to apply to the American Arbitration Association for a decision. Except as provided above, each party shall pay (1) its own costs and expenses, including, but not limited to, attorney and witness fees incurred in connection with such arbitration, and (2) one-half of the cost charged by the arbitrator; and

               (iv) Judgment upon the award rendered by the arbitrator shall be binding upon the parties and may be entered in any court of competent jurisdiction.

          4. Additional Rent.

          4.1. In addition to the Fixed Rent payable under Article Three (3) hereof, Tenant shall pay to Landlord additional rent consisting of all sums of money as shall become due and payable by Tenant under this Lease including, but not limited to, the payments due under this Article 4 (collectively, the "Additional Rent").

          4.2. The following terms shall have the meanings set forth herein:

          "Base Operating Expenses" shall mean Operating Expenses payable for the Base Operating Expense Year, adjusted and calculated as if the Building is ninety-five (95%) percent occupied for the entire year.

          "Base Operating Expense Year" shall be the 12 month period following the Commencement Date.

          "Base Taxes" shall mean an amount equal to the product of (a) the real estate tax rate in effect for the year in which the Premises are substantially completed in accordance with Section 6.5, and (b) the assessed value of the Building as of the date the Building is fully assessed as a completed and fully occupied Building. If the Building is not fully assessed by the last day of the

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year in which the Premises is  substantially  completed,  Landlord  shall make a reasonable determination of the Base Taxes, which determination shall be adjusted when the Building is fully assessed by the appropriate taxing authority.

          "Operating Expenses" as referred to in the Lease shall include all actual expenses reasonably incurred by Landlord in connection with the operation and maintenance of the Building, comparable to such expenses incurred with respect to office buildings similarly situated and occupied, but shall not include the following: (a) the cost of construction of any improvements on the real property, including any addition, alteration or refurbishing of space leased to other tenants in the Building, except that amounts equal to savings of labor or other costs in connection with the operation of the Building resulting from such capital improvements shall be included; (b) expenses for repairs or other work occasioned by fire, windstorm or other casualty in excess of a reasonable deductible amount provided in Landlord's insurance policy; (c) expenses incurred in leasing or procuring new tenants for the Building (e.g. commissions, advertising, renovation and legal); (d) legal expenses in enforcing the terms of any lease other than this Lease; (e) interest or principal amortization payments on any mortgage; (f) any Taxes, as referred to in the Lease, corporate franchise or net worth taxes, income taxes (state and federal), personal property taxes, excess profit taxes, license inspection and permit fees; (g) any expenses incurred for which Landlord has a right of reimbursement from a tenant in the Building; (h) claims paid by Landlord in satisfaction or settlement of liability in tort; (i) any payments to the ground lessor; (j) depreciation of the Building or other improvements located on the real property and (k) replacement of the parking lot, roof, HVAC equipment or other capital improvements (as determined in accordance with generally accepted accounting principles) items, other than the following capital improvements which are to be included in Operating Expenses: (i) improvements required by any applicable laws, codes, rules and regulations or the National Board of Fire Underwriters, the New Jersey Board of Fire Underwriters or any other body having similar jurisdiction, or (ii) improvements, equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses. Any capital improvements included in Operating Expenses shall be amortized over the useful life of such improvements, equipment and machinery (determined in accordance with generally accepted accounting principals), with an interest factor calculated using the lower of (x) the interest rate being charged to Landlord for financing such improvement, equipment and/or machinery, or (y) the Prime Rate (as defined in Section 21.1). All expenses paid by Landlord to persons or business entities which are affiliated in any way with Landlord must be reasonable and comparable to similar expenses paid by landlords generally in

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arms-length  transactions  in  order to be  includable  in  operating  expenses.
Notwithstanding anything to the contrary contained herein, as long as this Lease encumbers the entire Building, Landlord shall not include in Operating Expenses the amortized cost of making any improvements or purchasing any equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses, unless Tenant has approved, in writing, the making of such improvements or the purchase of such equipment or machinery, which approval shall not be unreasonably withheld or delayed.

          "Common Areas" shall mean all portions of the Building not intended as rentable area, including, without limitation the parting facilities appurtenant to the Building.

          "Governmental Authority" shall mean any Federal, State, County, municipal or local government and all departments, commissions, boards, bureaus, and offices thereof having or claiming jurisdiction over the Building.

          "Landlord's Statement" shall mean written statements issued by the Landlord from time to time containing computations of Additional Rent due pursuant to the provisions of this Article 4.

          "Landlord's Tax Statement" shall have the meaning given to such term in Section 4.3(b) hereof.

          "Monthly  Tax  Payment"  shall have the meaning  given to such term in
Section 4.3(c) hereof.

          "Operational Year" shall mean each period of twelve consecutive months after the Base Operating Expense Year.

          "Taxes" shall mean all real estate taxes, assessments, special or otherwise (but not including added or omitted assessments relating to periods prior to the Commencement Date), sewer rents, rates and charges, water rents, rates and charges, or any other charge of a Government Authority of a similar or dissimilar nature, of any kind, which may be levied or assessed upon or with respect to the Building, or any part thereof, or on the appurtenances, sidewalks, streets and road adjacent to the Building or on any use or occupation of the Building and all taxes or charges levied on the Fixed Rent or Additional Rent or the gross receipts from the Building which are in lieu of or substitute for, any other tax or assessment or charge upon or with respect to the Building. For purposes of determining Taxes incurred in any Tax Year, all assessments and other similar charges shall be deemed to be paid by Landlord over the maximum number of installments permitted, except that Tenant shall pay all interest

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charges  incurred  by virtue of any  installment  payments.  Taxes  shall not be deemed to include:

          (a) franchise or similar taxes of Landlord;

          (b) income, excess profits or other taxes, if any, of Landlord, except to the extent such taxes are expressly in lieu of or a substitute for any other tax, assessment or charge upon the Building, which, if such other tax, assessment or charge were in effect would be payable by Tenant as provided herein, in which event such taxes shall be computed as if the Building were the only property of Landlord, and the Fixed and Additional Rent hereunder the only income of Landlord; and

          (c) any penalty or interest for late payment of Taxes.

          "Tax Year" shall mean the period of twelve (12) consecutive months commencing on January 1st of each year after the calendar year in which the Commencement Date occurs.

          "Tenant's Proportionate Share" shall equal 100%.

          4.3. (a) If Taxes payable in any Tax Year falling wholly or partially within the Term shall be greater than the Base Taxes, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes ("Excess Taxes").

               (b) As soon as practicable, Landlord shall determine or estimate the Excess Taxes, if any, for each Tax Year and shall submit such information to Tenant in a written statement ("Landlord's Tax Statement").

               (c) Commencing on the first day of each Tax Year or, if later, the first day of the month immediately following the submission of any Landlord's Tax Statement and continuing thereafter until Landlord renders the next Landlord's Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.3(a) hereof, a sum (the "Monthly Tax Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Excess Taxes for such Tax Year. Tenant's first Monthly Tax Payment after receipt of Landlord's
Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Tax Year which shall have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment, minus any Additional Rent already paid by Tenant on account of its obligation under this Section 4.3 for such Tax Year.

               (d) Each Landlord's Tax Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Tax Statement with Tenant's

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Proportionate  Share of the actual Excess Taxes  imposed for the period  covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of Landlord's Tax Statement; any surplus due to
Tenant  shall  be  applied  by  Landlord   against  the  next  accruing  monthly
installment(s) of Additional Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant's receipt of Landlord's Tax Statement; provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

          4.4. (a) If Landlord shall receive any refund of Taxes in respect of a Tax Year and if Tenant shall have paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall deduct from such tax refund any expenses, including, but not limited to, attorney's fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant's Proportionate Share of such refund against the next accruing monthly installments of Additional Rent, or if the Term shall have expired, Tenant's Proportionate Share of such refund shall be refunded to Tenant within thirty (30) days after receipt thereof by Landlord; provided, however, if the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain Tenant's Proportionate Share of the refund to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

               (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to contest or appeal the validity of any Taxes or the amount of the assessed valuation of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

               (c) While proceedings for the reduction in assessed valuation for any Tax Year is pending, the computation and payment of Tenant's Proportionate Share of Excess Taxes shall be based upon the original assessments for such year.

               (d) Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Building or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant, subsequent to the Commencement Date.

          4.5. (a) If Operating Expenses payable in any Operational Year falling wholly or partially within the Term shall be greater than the Base Operating Expenses, Tenant shall pay to Landlord, as Additional Rent, Tenant's

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Proportionate  Share of the  amount by which  the  Operating  Expenses  for such
Operational Year exceed the Base Operating Expenses ("Excess Expenses").

               (b) As soon as practicable, Landlord shall estimate the Operating Expenses and Excess Expenses for each Operational Year and shall submit such information to Tenant in a written statement ("Landlord's Statement"); provided that the estimate of Operating Expenses shall not be more than 110% of the Operating Expenses actually incurred in the prior Operational Year, unless Landlord delivers to Tenant documentation reasonably acceptable to Tenant showing that the Operating Expenses will increase by more than 110% of the Operating Expenses for the prior Operational Year.

               (c) Commencing on the first day of each Operational Year or, if later, the first day of the month immediately following the submission of any Landlord's Statement and continuing thereafter until Landlord renders the next Landlord's Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.5(a) hereof, a sum (the "Monthly Expense Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Excess Expenses for such Operational Year. Tenant's first Monthly Expense Payment after receipt of Landlord's Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Expense Year which shall have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment, minus any Additional Rent already paid by Tenant on account of its obligation under this Section 4.5. for such Expense Year.

               (d) Each Landlord's Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Statement with Tenant's Proportionate Share of the actual Excess Expenses imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of Landlord's Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant's receipt of Landlord's Statement; provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

         4.6. [INTENTIONALLY DELETED]

          4.7. Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year, or Landlord's delay in rendering said Statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

          4.8. Each Landlord's Statement shall be conclusive and binding upon the Tenant, unless Tenant shall notify Landlord, within thirty (30) days after receipt of Landlord's Statement, that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the adjudication of such dispute, Tenant shall pay Additional Rent equal to the Additional Rent payable pursuant to Landlord's Statement in dispute and such payment shall be without prejudice to Landlord's or Tenant's position in any legal proceeding commenced by Landlord or Tenant.

          4.9. [INTENTIONALLY DELETED]

          4.10. Any Additional Rent payable pursuant to this Section shall be collectible by Landlord in the same manner as Fixed Rent, and Landlord shall have the same rem edies for non-payment thereof as Landlord has hereunder for non-payment of Fixed Rent.

          4.11. Any payments of Additional Rent or refunds due to Tenant hereunder for any period of less than a full year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated.

          4.12. If Tenant shall fail to pay when due, including any grace period for the purpose hereof, any installment of Fixed Rent or any Additional Rent, Tenant shall pay interest thereon at the interest rate, provided for in Section 21 hereof, from the date when such installment or payment shall have become due to the date of the payment thereof, together with a late charge equal to three percent (3%) of the sum unpaid, which interest and late charge shall be deemed Additional Rent.

          4.13. Tenant shall pay (a) to the applicable utility company, Tenant's electricity used in the Premises, the usage of which shall be measured by a meter installed by Landlord, at its sole cost and expense, and (b) to Landlord all actual costs of electric for overtime HVAC costs, the usage of which shall be measured by a meter installed by Landlord, at its sole cost and expense. If, at any time during the Term this Lease does not encumber the entire Building, then the cost of the electricity used within the Common Areas of the Building shall be included in Operating Expenses, and Tenant shall pay Tenant's

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Proportionate Share thereof.  Notwithstanding anything to the contrary set forth in this Section 4.13, Landlord shall be responsible for the cost of providing electricity for HVAC services to the Premises during Business Hours (as defined in Section 9.1 hereof).

          4.14. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 4 result in a decrease in the Fixed Rent payable hereunder. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, shall survive the Expiration Date.

          5. Electricity.

          5.1. Landlord shall, at its sole cost and expense, cause the electrical power to be supplied to the Premises in accordance with the specifications set forth in Exhibit B. As long as this Lease encumbers the entire Building, Tenant shall have the right to arrange with, and have sole discretion to select, the electric utility company to provide electricity to the Premises in accordance with Section 4.13 hereof. At such time as this Lease does not encumber the entire Building, Landlord shall make the selection of the utility company supplying electricity to the Building. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any reason not attributable to Landlord. Except for Landlord's obligations under
Article 6 herein, Tenant shall furnish and install lighting tubes, lamps and bulbs required in the Premises, at Tenant's expenses, or shall pay Landlord's reasonable charges therefor on demand. Tenant shall not pay (as part of Operating Expense Payments or otherwise) replacement costs for lighting tubes, lamps and bulbs for other tenants.

          5.2. Tenant's use of electricity in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall not, without Landlord's prior consent make any alteration or addition to the electrical systems in the Premises or the Building. All additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

          6. Improvements in Preparation for Occupancy.

          6.1 Landlord agrees, at its sole cost and expense, to construct the Building substantially in accordance with the Fundamental Design Report attached hereto as Exhibit B, and the Plan titled "Site Plan Dialogic, Inc." prepared by Michael B. McNally, dated February, 1998, (and last revised on August 17, 1998), consisting of 16 pages, and referenced as Project Number 97041 (the "Building Plans"), a copy of which has been delivered to Tenant. Landlord covenants that the Building shall be constructed in a first-class manner. Landlord shall consult with Tenant regarding the materials used for the exterior of the Building, provided, however, that in no event shall Tenant have the right to dictate to Landlord the types of materials to be used for such exterior.

          6.2. (a) Landlord shall cause to be constructed certain improvements to the Premises in preparation for Tenant's occupancy (the "Initial Tenant Improvements") in accordance with the plans and specifications referred to herein. Landlord shall pay for the cost of constructing the Initial Tenant Improvements, including the cost of all architectural and engineering plans in connection therewith. Tenant shall reimburse Landlord for all Costs (as hereinafter defined) incurred by Landlord in connection with constructing the Initial Tenant Improvements which are in excess of $25.00 per rentable square foot of leased space (the "Allowance"). Notwithstanding anything to the contrary, Landlord shall be solely responsible for the cost of installing the electrical meters in the Premises and the Allowance shall not be applied to such costs. After the Initial Tenant Improvements are substantially completed, Landlord shall deliver to Tenant an invoice evidencing the cost of completing the Initial Tenant Improvements in excess of the Allowance and Tenant shall reimburse Landlord for such Costs within thirty (30) days after receipt of such invoice. The term "Costs" shall mean all actual costs incurred by Landlord for work performed or caused to be performed by Landlord, its architects, engineers, contractors and subcontractors, including, but not limited to, the cost of materials, labor, permits, approvals and insurance. Costs shall not include any fees payable to Landlord in connection with its construction of the Initial Tenant Improvements, nor shall it include the payment for any salaries or other internal costs of Landlord in connection with such construction.

               (b) Landlord shall obtain bids for constructing the Initial Tenant Improvements from five (5) contractors, three (3) of which are to be selected by Landlord and two (2) of which are to be selected by Tenant. The bidding shall be done on a sealed bid basis, and Landlord and Tenant shall open all bids together. If, either Landlord or Tenant desires not to select the lowest bidder among the contractors and the bid rendered by the contractor preferred by either Landlord or Tenant exceeds $25.00 per rentable square foot, Landlord and Tenant shall promptly meet and use all good faith efforts to agree upon the selection of the general contractor to perform the Initial Tenant

Improvements. In the event that Landlord and Tenant cannot agree within five (5) days after submission of all bids, Landlord shall have the right to select the lowest bidder among the bidding general contractors. Landlord shall be responsible for obtaining all necessary permits and governmental authorizations required in connection with the Initial Tenant Improvements (the cost of which shall be included in the Allowance). Landlord represents that all contractors and subcontractors will be properly licensed and qualified to perform the work contracted for. Except as expressly provided above, all contractors, subcontractors, contracts, subcontracts and other construction documents in connection with the Initial Tenant Improvements shall not be subject to Tenant's approval. Tenant shall have the right (whether or not through an agent, contractor or independent architect) to inspect the Premises, from time to time, prior to the Commencement Date to verify the progress of construction, provided that Tenant coordinates such inspections with Landlord's general contractor.

          6.3. (a) Landlord shall use all reasonable efforts to submit to the Township of Parsippany, New Jersey (the "Township") the construction plans and specifications for the construction of the shell of the Building, together with all applications necessary in Landlord's reasonable judgment to obtain a building permit for the construction of the shell of the Building (the "Submission Documents") by October 13, 1998 (such date, as it may be extended, is hereinafter referred to as the "Submission Date"); provided, however, that if Tenant and the architect designated by Landlord have not agreed in writing to those items of the Initial Tenant Improvements which will impact upon the construction of the Building shell by September 4, 1998, the Submission Date shall be extended to a date which is four (4) weeks after the date Tenant and the architect so agree.

               (b) Landlord shall use all reasonable efforts to substantially complete construction of the Building and the Initial Tenant Improvements pursuant to Section 6.5 hereof by September 1, 1999 (such date is hereinafter referred to as the "Anticipated Completion Date"). In the event that Landlord has not substantially completed construction of the Building and the Initial Tenant Improvements by November 30, 1999, as such date may be extended or reduced as a result of a Tenant Delay, an Unavoidable Delay or pursuant to Sections 6.3(c) and (e) (such date is hereinafter referred to as the "Outside Completion Date"), then, beginning on the Commencement Date, Tenant shall be entitled to a day-for-day abatement of Fixed Rent for each day that Landlord delivers the Premises (with the Initial Tenant Improvements substantially completed) to Tenant after the Outside Completion Date.

               (c) Notwithstanding anything to the contrary set forth in Section 6.2(b) above, if Landlord fails to submit the Submission Documents by the Submission Date, the Outside Completion Date shall be reduced on a day-for-day basis for each day that the Submission Documents are submitted to the Township after the Submission Date.

               (d) If Landlord fails to deliver the Premises to Tenant by May 1, 2000 with the Initial Tenant Improvements substantially completed in accordance with the terms of this Lease, Tenant shall have the right to deliver a written termination notice (the "Termination Notice") to Landlord terminating this Lease, at any time prior to the delivery of the Premises with the Initial Tenant Improvements substantially completed. If Tenant delivers the Termination Notice to Landlord, this Lease shall terminate and be of no further force and effect as of the later of June 1, 2000 or the thirtieth (30th) day after Landlord's receipt of such notice, unless Landlord delivers the Premises to Tenant with the Initial Tenant Improvements substantially completed in accordance with the terms hereof by the later of June 1, 2000 or the expiration of such thirty (30) day period, in which event Tenant's Termination Notice shall be null and void, and this Lease shall continue in full force and effect.

               (e) Tenant shall use all reasonable efforts to prepare and deliver to Landlord the schematic plans for the Initial Tenant Improvements (the "Schematic Plans") on or before December 15, 1998. If Tenant fails to deliver the Schematic Plans to Landlord prior to December 15, 1998, then the Outside Completion Date shall be extended on a day-for-day basis for each day that the Schematic Plans are submitted after December 15, 1998. Landlord shall deliver to Tenant written notice that it has approved or disapproved the Schematic Plans (which approval shall not be unreasonably delayed) as soon as reasonably possible, but in no event later than ten (10) business days, after receipt of the Schematic Plans. If Landlord disapproves of the Schematic Plans, Tenant shall make all changes requested by Landlord and deliver the revised Schematic Plans within ten (10) business days after Landlord's notice of disapproval. Landlord, at Tenant's expense, shall deliver construction drawings and specifications for the Initial Tenant Improvements to Tenant consistent with the Schematic Plans within six (6) weeks of Landlord's approval of the Schematic Plans. Tenant's comments to the construction drawings and specifications (the "Final Plans") shall be provided as soon as reasonably possible after delivery of construction documents, but in no event later than ten (10) business days after receipt of the drawings. Landlord shall not commence construction of the Initial Tenant Improvements until Tenant has approved the Final Plans.

          6.4. If Tenant decides to amend, change or modify the Final Plans after the Final Plans have been approved by Landlord, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld) a reasonably detailed description of a proposed amendment, change or modification (hereinafter referred to as a "Change Order"). Within ten (10) business days after receipt of the Change Order, Landlord shall notify Tenant whether it approves or disapproves the Change Order, the estimated construction costs for the Change Order and the effect, if any, of the Change Order on the Anticipated Completion Date. If Landlord approves the Change Order, Landlord shall notify Tenant of such approval and Tenant shall notify Landlord whether it approves the estimated cost and the effect, if any, on the Anticipated Completion Date within five (5) business days after Tenant's receipt of Landlord's notice. If Tenant fails to notify Landlord of Tenant's approval of the estimated cost and the effect on the Anticipated Completion Date within said five (5) business day period, then Tenant shall be deemed to have disapproved the estimated cost and effect on the Anticipated Completion Date. Notwithstanding anything to the contrary contained herein, Landlord shall not proceed with the work shown on any approved Change Order unless Tenant has approved Landlord's determination of the cost and effect of the Change Order.

          6.5. The Premises shall be conclusively deemed available for Tenant's occupancy on, and the Commencement Date shall be, the date all of the following conditions have been met:

          (a) a temporary certificate of occupancy (whether or not subject to conditions), permitting occupancy of the Premises has or have been issued by the applicable governmental authority; and

          (b) the Initial Tenant Improvements have been substantially completed (excluding any details of construction, decoration or mechanical adjustment which do not materially interfere with Tenant's use of such part of the Premises); and

          (c) five (5) days written notice of the occurrence of the events described in Subsections (a) and (b) has been given to Tenant; and

          (d) sixty (60) days after Tenant is first given access to the Premises to install its trade fixtures and other equipment, provided, however, that such sixty (60) day period shall be extended if Landlord requests Tenant to cease such installation pursuant to Section 6.10 by the number of days such installation has ceased at the request of Landlord.

          6.6. The term "Tenant Delay" shall mean any delay in the completion of the Initial Tenant Improvements or in the satisfaction of any conditions set forth in Section 6.5 to the extent such delay is due in substantial part to any act or omission of Tenant, its agents, employees, or contractors. Tenant Delay shall include: (a) delays in the delivery by Tenant of the Schematic Plans and approval of the Final Plans; (b) delays arising from Change Orders requested by Tenant; (c) delays in obtaining any item requested by Tenant which is not part of Landlord's base building work as described on Exhibit B; and (d) a request by Tenant that Landlord suspend or otherwise hold-up proceeding with the fabrication or construction of any portion of the Initial Tenant Improvements because of a possible change therein by Tenant or for any other reason. Landlord shall provide written notice to Tenant of any Tenant Delay.

          6.7. If Landlord shall fail to deliver the Premises to Tenant with the Initial Tenant Improvements substantially completed (as provided in Section 6.5) prior to the expiration of the Outside Completion Date, and provided that such failure shall not have been caused in substantial part by or been attributable to (a) any Unavoidable Delay (as defined in Section 38 hereof), or (b) any Tenant Delay (as defined in Section 6.6 hereof), Tenant shall be entitled to a credit (the "Rent Credit") against the installments of Fixed Rent first accruing under this Lease subsequent to the Commencement Date until such Rent Credit shall be fully applied, in an amount equal to one day of Fixed Rent for each day commencing on the Anticipated Completion Date, and continuing through and including the date in which the Premises is substantially completed in accordance with the provisions of Section 6.5 hereof. Notwithstanding anything to the contrary contained herein, if Landlord shall fail to deliver the Premises to Tenant with the Initial Tenant Improvements substantially completed prior to the Anticipated Completion Date, and provided that such failure shall have been caused by or attributable to either an Unavoidable Delay or any Tenant Delay, then one day shall be added to the Anticipated Completion Date for each day in case of an Unavoidable Delay, from and after the date of the occurrence of such event until the delay attributable to such Unavoidable Delay shall cease or, in the case of a Tenant Delay, from and after the occurrence of the Tenant Delay until the delay attributable to such Tenant Delay shall cease.

          6.8. By entering into occupancy of any part of the Premises (excluding access as contemplated by Section 6.10), Tenant shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part of the Premises and that such part, except for minor details of construction, decoration and mechanical adjustment, was in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall give notice to Landlord specifying the respects in which the same was not in such condition.

          6.9. If Landlord is delayed in delivering possession of the Premises to Tenant because of the fact that a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability for damages for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances.

          6.10. At least sixty (60) days prior to the Commencement Date, Tenant shall be permitted access to install its trade fixtures and other equipment, provided, that in no event shall Tenant interfere with the completion of the Initial Tenant Improvements in connection with its installation of its trade fixtures and other equipment and Tenant shall immediately cease any such work if Landlord notifies Tenant that such installation is interfering with the construction of the Initial Tenant Improvements.

          6.11. Landlord shall cause, at its expense, the Building, including the access areas into the Building and doorways, to be delivered and maintained, and the Initial Tenant Improvements to be delivered (but not maintained), in compliance with all laws (including the provisions of the Americans with Disabilities Act (the "ADA")). Tenant, at its sole cost and expense, shall maintain the Initial Tenant Improvements, and construct and maintain any future alterations, in compliance with all laws (including the ADA).

          6.12. (a) As part of the construction of the Building, Landlord shall build an enclosed one story bridge connecting the second floor of the Building to the second floor of the Existing Building (with a sidewalk and access to the buildings on the first floor), with materials consistent with those used in the Building. Such construction shall include the connection to both the first and second floors of the Building and the Existing Building. In addition, at the request of Tenant, Landlord shall purchase and install one or more "static switch(es)" for the Building and/or the Existing Building. The specifications for the static switch(es) shall meet the specifications determined by Tenant. The construction of the bridge and the purchase and installation of the static switch(es) shall not be deemed part of the Initial Tenant Improvements, and Landlord's failure to complete such bridge and install the static switch(es) by the Anticipated Completion Date shall in no way affect the determination of whether the Commencement Date has occurred pursuant to Section 6.5 hereof. Landlord shall use reasonable efforts to minimize its interference with Tenant's operations in the Existing Building caused by the construction of the bridge and/or the static switch(es), provided, that, in no event shall Landlord be required to perform such work after Business Hours.

               (b) Landlord shall pay for the first $750,000 of the Costs to build the bridge and purchase and install the static switch(es) as specified in subsection (a) above. If the Costs of constructing the bridge and purchasing and installing the static switch(es) is greater than $750,000, Tenant shall reimburse Landlord for the Costs thereof within thirty (30) days after an invoice, marked paid by the applicable vendor, specifying in reasonable detail the amount paid by Landlord is delivered to Tenant. If the Costs of constructing the bridge and purchasing and installing static switch(es) is less than $750,000, the difference shall be added to the Allowance. Notwithstanding anything to the contrary contained in this Section 6.12, if, at the request of Tenant Landlord does not build the bridge, then Landlord shall have no obligation to pay for the cost of purchasing and/or installing the static switch(es) and there shall be no amount added to the Allowance as provided in the immediately preceding sentence.

          7. Alterations

          7.1. Following the completion of the Initial Tenant Improvements, as long as there is no continuing Event of Default by Tenant under the terms of this Lease, Tenant may, upon prior notice to Landlord and submission of plans and specifications to Landlord, if applicable, make interior non-structural additions or improvements to or alterations to the Premises, having a cost not to exceed $200,000.00, either individually or in the aggregate, with other alterations made within a twelve (12) month period, as long as the same do not affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other systems in the Building, or the outside appearance, roof or any structural element of the Building (collectively or individually, a "Building Disruption"). A Building Disruption shall not include minor changes to the electrical or HVAC systems in the Premises resulting from an alteration to the Premises which does not interfere with the electrical or HVAC systems in the space of any other tenant in the Building, if any.

          7.2. Tenant shall not make any addition or improvement in or alteration of the Premises which (a) has a cost in excess of $200,000.00, either individually or in the aggregate with other alterations made within a twelve
(12) month period, or (b) is a Building Disruption (any such work being hereinafter referred to as "Major Work"), unless Tenant submits to Landlord detailed plans and specifications therefore and Landlord approves such plans and specifications in writing, which approval may not be unreasonably withheld or delayed by Landlord, provided Landlord may withhold such approval in its sole discretion for Major Work impacting Building systems, the outside appearance, roof or any structural element of the Building.

          7.3. After completion of such Major Work, Tenant agrees to pay to Landlord, within thirty (30) days after delivery by Landlord of documentation reasonably acceptable to Tenant evidencing such costs, Landlord's actual and reasonable costs for reviewing Tenant's plans and overseeing the work for any alterations, improvements or additions made pursuant to this Article 7 constituting Major Work, not to exceed five percent (5%) of all costs incurred by Tenant in making such alterations, improvements or additions.

          7.4. (a) If Tenant  performs any  subsequent  alterations  pursuant to
Section 7.1 or 7.2, Tenant shall, prior to the commencement of construction or demolition, at its expense, obtain all building permits, approvals and certificates required by any Governmental Authority and upon completion, a certificate of occupancy and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant will cause Tenant's contractors and subcontractors to carry workers' compensation, general liability, auto liability, property damage insurance and any other insurance reasonably requested by Landlord, naming as an additional insured Landlord, Landlord's property manager, and any holder of a Superior Mortgage (as hereinafter defined) as their interest may appear, in amounts and in form reasonably acceptable to Landlord. Tenant agrees to obtain and deliver to Landlord certificates of insurance evidencing the required coverage. If any mechanic's lien is filed against the Premises or the Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged or bonded by Tenant, at Tenant's expense, within 30 days after Tenant's notice of the filing of such lien.

               (b) Tenant shall perform any additional improvement or alteration in a good and workmanlike manner and in compliance with all applicable legal requirements and in accordance with the standards, if any, of the National Board of Fire Underwriters or other organizations exercising similar functions.

               (c) All materials and workmanship shall be of at least equal quality to the Initial Tenant Improvements.

               (d) In all events, Landlord shall be permitted to designate, in its own absolute discretion, the contractor(s) to be used by Tenant for heating, ventilation and air-conditioning ("HVAC"), plumbing, electrical or mechanical work, which contractor shall be the contractor then used by Landlord for such systems in the Building. Such contractor shall carry workers' compensation, general liability, automobile liability, property damage insurance and other insurance reasonably carried by contractors performing such work. If Landlord does not designate its own contractors to perform the work set forth in this

Section 7.4(d), Tenant may designate its own contractor to perform such work, provided, that Landlord approves such contractor, which approval shall not be unreasonably withheld. Tenant hereby waives any rights, of any kind or nature whatsoever, it may now or hereafter have against Landlord as a result of any loss, cost or expenses (including attorney's fees), foreseen or unforeseen, incurred by Tenant solely by virtue of Tenant's required use of the contractor(s) so selected by Landlord.

          7.5. All improvements to the Premises, including without limitation, the Initial Tenant Improvements and all fixtures, paneling, partitions, railings and like installations (excluding movable partitions and Tenant's personal property and equipment but including wall-to-wall carpeting, drapes and fixtures) installed in the Premises at any time, either by Tenant, or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant at the time of approval (to the extent approval is required by the terms of this Lease), elects to have the same removed by Tenant, in which event, the same shall be so removed from the Premises by Tenant no later than the end of the Term, at Tenant's expense and Tenant shall immediately and at its sole expense, repair and restore the Premises as may be necessary to maintain its structural integrity following removal and repair any other damage to the Premises or the Building due to such removal. Notwithstanding the foregoing, at the time Landlord approves the Initial Tenant Improvements, Landlord shall inform Tenant what of the Initial Tenant Improvements shall be removed at the end of the Term. Tenant's trade fixtures and personal property may be removed by Tenant at the end of the Term. All property permitted or required by Landlord to be removed from the Premises at the end of the Term that, nonetheless, remains in the Premises after Tenant's surrender thereof shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. Notwithstanding anything to the contrary contained in this Section 7.5, at the end of the term of this Lease Tenant shall not have the obligation to remove from the Premises raised flooring, stairways, vaults or the improvements in the engineering offices.

          7.6 Tenant agrees not to employ, either directly or indirectly, or permit the employment of, any contractors, subcontractors, materialmen, laborer, vendor, mover or any other party ("Contracting Parties") employed for any services relating to or in connection with the Premises which, in Landlord's sole opinion, would create any difficulty, strike or jurisdictional dispute with other Contracting Parties engaged by Tenant, Landlord, other tenants in the Building or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. Tenant, upon demand by Landlord, shall cause all such Contracting Parties causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

          8. Repairs and Maintenance.

          8.1. Landlord, at its expense, shall keep, maintain and repair in good condition the HVAC, exterior walls (including, but not limited to, preventing water leaks) and windows, roof, structural elements and building systems of the Building and the parking areas and landscaping on the Property. The cost of performing such maintenance and repairs shall be included in Operating Expenses to the extent permitted pursuant to Section 4.2 hereof. Notwithstanding anything to the contrary set forth in this Section 8.1, Tenant (and not Landlord) shall be responsible for the maintenance of the items listed in this Section 8.1 to the extent any repairs arise out of the fault or negligence of Tenant.

          8.2. Tenant shall, throughout the Term, take good care of and maintain the Premises and the fixtures and appurtenances therein, and shall make all repairs and replacements, as and when needed to preserve the Premises in good working order and condition except for those portions of the Premises which are Landlord's responsibility as set forth in Section 8.1 above. All damage or injury to the Premises or to any other part of the Building, or to its grounds, fixtures, equipment, systems and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from any carelessness, act, omission, negligent or improper conduct of Tenant, Tenant's servants, employees, contractors, agents, invitees or licensees, or by the use or manner of use of the Premises by Tenant or any such person, shall be repaired promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant shall also repair all damage to the Building and to the Premises caused by the moving of Tenant's fixtures, furniture, or equipment into or out of the Premises or the installation thereof. All such repairs shall be of quality and class equal to the Initial Tenant Improvements. If Tenant fails after ten (10) days' notice to proceed with due diligence to make any repairs required to be made by Tenant (except in an emergency, wherein Landlord may proceed immediately if Tenant does not immediately proceed to repair), such repairs may be made by Landlord at the expense of Tenant and the costs and expenses thereof incurred by Landlord shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          8.3 On the Commencement Date, Landlord shall deliver to Tenant the Building's mechanical and electrical systems in good working order.

          9. Utilities and Services.

          9.1. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide: (a) necessary elevator facilities; (b) HVAC to the Premises when and as required on business days (holidays excepted) from 8 a.m. to 6 p.m. (weekdays) and 8 a.m. to 1 p.m. (Saturday) (collectively, "Business Hours"); (c) water for ordinary purposes; and (d) cleaning services in accordance with Exhibit C hereto, for the common areas of the Building, and the Premises, on business days (holidays excepted), provided that the same are kept in order by Tenant. Special cleaning services in excess of those provided by Landlord, at Tenant's request, shall be at Tenant's sole cost and expense and subject to Landlord's reasonable approval. Landlord shall maintain a guard service from 6 p.m. to 11 p.m., Monday through Friday; and 9 a.m. to 4 p.m. on Saturdays and Sundays. In addition, Landlord shall maintain three full time (3) building engineers and one (1) full time day porter for both the Building and the Existing Building. At any time during the Term that this Lease encumbers the entire Building, Tenant shall have the right to assume the obligation to provide guard service for the Building by delivering written notice thereof to Landlord. If Tenant assumes such obligation, Landlord shall reimburse Tenant for the actual and reasonable costs incurred by Tenant for maintaining such guard service. In no event shall the amount Landlord is obligated to reimburse Tenant for providing such guard service exceed the cost incurred by Landlord in providing such guard service immediately prior to the date that Tenant assumes the obligation to provide such service, or, if Landlord has never provided such guard service, the proportionate share of the cost Tenant is reimbursed by Landlord for guard service in the Existing Building. Landlord shall reimburse Tenant within thirty (30) days after receipt of documentation reasonably acceptable to Landlord evidencing that Tenant has paid for such guard service.

          9.2. Landlord reserves the right to suspend services of the heating, elevators, plumbing, air conditioners, power systems or cleaning or other services, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary for as long as may be reasonably required by reason thereof, or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord, and in such case, Tenant shall not be entitled to any abatement of rent or any other offset whatsoever. Landlord shall provide Tenant with advance notice of any proposed suspension and will use commercially reasonable efforts to effect the repairs, alterations and replacements.

          9.3. (a) In addition to any rights of Tenant under Section 9.3(b), if permitted by applicable laws, Tenant shall have the right to place supplemental HVAC equipment and a satellite dish on the roof of the Building. Tenant may request and Landlord shall designate an area on the Building roof for supplemental HVAC equipment and a satellite dish which shall be purchased and installed by Tenant. Landlord shall review all plans and Landlord's approval shall not be unreasonably withheld or delayed. Tenant shall pay all costs for reinforcing the roof to support the supplemental system and/or the satellite dish. Landlord shall have the right to perform any work regarding the reinforcement of the roof, at Tenant's expense. At the expiration of this Lease, Tenant shall restore the Building and Premises to the condition existing prior to any modifications for supplementary HVAC and the satellite dish.

               (b) During the time that this Lease encumbers the entire Building, Tenant shall be permitted to place supplemental HVAC equipment and/or a satellite dish on an y portion of the Property, provided the location of which is reasonably acceptable to Landlord and such installation is in compliance with all applicable laws and regulations. If, at any time during the Term this Lease does not encumber the entire Building, then, upon request by Landlord, Tenant, at its sole cost and expense, shall place such equipment and/or dish on the roof of the Building, and in such event Tenant shall comply with subsection (a) above.

          10. Insurance.

          10.1. Tenant shall maintain commercial general liability insurance providing coverage for bodily injury, personal injury, property damage and contractual liability with limits of at least $3,000,000 per occurrence and $5,000,000 annual aggregate, or such higher limits as Landlord shall prudently require, with carriers and in forms reasonably satisfactory to Landlord.

          10.2. If Tenant shall fail to maintain such insurance as is required by this Article 10, Landlord may obtain such insurance, the amount of the premium or premiums paid by Landlord for such insurance shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          10.3. All insurance policies maintained by Tenant under this Article 10 shall name Landlord, Landlord's property manager and any holder of a Superior Mortgage as an additional insured.

          10.4. Landlord, at Landlord's cost and expense, will maintain all-risk property insurance in an amount not less than the replacement cost of the Building.

          10.5. Tenant shall carry fire and extended coverage insurance insuring its interest in Tenant's personal property, including but not limited to, office furniture, equipment and supplies therein. Tenant shall maintain Workers'

Compensation insurance as required by the State of New Jersey as well as Employers' Liability insurance with a limit of at least $100,000 per employee per accident.

          10.6. Each party hereby waives any rights of action against the other for loss or damage covered by the property insurance required hereunder and each party covenants and agrees with the other that it will obtain a waiver from the carriers of such property insurance policies releasing such carrier's subrogation rights as against the Landlord and/or Tenant, as the case may be. Tenant shall provide Landlord with Certificates of Insurance which shall evidence that the insurance required hereunder is in full force and effect, that such insurance will not be terminated or canceled without thirty (30) days' prior written notice to Landlord by the carrier of such insurance and that the carrier of such insurance waives all right of recovery by way of subrogation against the Landlord. The Certificates will be delivered prior to occupancy of the Premises and Tenant shall deliver new Certificates showing the renewal of the coverage at least 10 days prior to the expiration of the existing coverage.

          10.7. Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises, the Building or its common areas which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted on the Premises, (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein, or (c) be prohibited by any license or other permit required or issued by Governmental Authority. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the National Board of Fire Underwriters or any similar body. In the event that any alteration of the Premises by Tenant, any act or omission of Tenant, or Tenant's occupancy of the Premises shall cause the rate of fire or other insurance maintained by Landlord on the Building or the Premises to be increased, Tenant shall pay the amount of any such increase as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

         11.      Use.

          11.1. Tenant shall use the Premises for engineering labs, general business, professional, executive, and administrative offices, and such activities as are normally incidental thereto. Tenant shall not use the Premises for any other purpose.

          11.2. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein or suffer or permit anything to be brought into or kept therein, which would in any way tend to or: (a) cause substantial or objectionable noise, (b) violate any laws or requirements of a Governmental Authority, (c) make void or voidable any insurance policy then in force with respect to the Building and Common Areas,
(d) make unobtainable from reputable insurance companies authorized to do business in the State of New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Superior Mortgage (e) cause, or be likely to cause, physical damage to the Building, Common Areas or any part thereof, (f) constitute a public or private nuisance, (g) impair the appearance, character or reputation of the Building, (h) discharge objectionable fumes, vapors or odors into the Building's air conditioning system or into the Building's flues or vents or otherwise in such manner as may unreasonable offend other occupants, or (i) impair or interfere with any of the Building's services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building, or occasional discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations set forth in Exhibit D hereto.

          11.3. Tenant will not at any time use or occupy, or suffer or permit to use or occupy the Premises in violation of any certificate of occupancy issued for or insurance policies issued on the Building or any applicable laws, statutes, rules, ordinances, orders, regulations of any Governmental Authority, including, without limitation, any recycling laws or other environmental or conservation laws.

          11.4. Except in accordance with all legal requirements, Tenant shall not store, use, or dispose of any hazardous materials (as defined in Section1014(14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. Section 9601 et seq.) or N.J.A.C. 7:16-1.1), in, on, under or about the Premises. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq., and all other applicable federal, state, and local laws, promulgated with respect to hazardous substances and the regulations promulgated thereunder applicable to the Premises and Tenant's use thereof. Tenant shall defend, indemnify and hold harmless Landlord from and against all claims, costs, and liabilities, including attorneys' fees, arising out of or in connection with Tenant's breach of its obligations under this Section 11.4. Tenant's obligations under this Section 11.4 shall survive the expiration or earlier termination of this Lease.

          11.5. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. If Tenant wishes to place any safe, heavy machinery, heavy equipment, bulky matters or fixtures in the Premises, it may do so at its own expense, but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb vibration and noise and prevent annoyance or inconvenience to any other Tenant or occupant of the Building.

          12. Assignment and Subletting.

          12.1. Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Tenant shall have the right, with the prior consent of Landlord which consent shall not be unreasonably withheld or delayed, to assign this Lease or to sublet the Premises or any portion thereof provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed assignee or subtenant, a copy of the proposed assignment or subletting agreement which includes the rental amounts to be paid by the subtenant, and reasonably satisfactory information with respect to the nature and character of the business and financial condition of the proposed assignee or subtenant. Any proposed assignee or subtenant must, in the reasonable judgment of the Landlord, be of a character, engage in a business and maintain a financial condition which is in keeping with the reasonable standards of Landlord for the Building.

               (b) The purposes for which the proposed assignee or subtenant intends to use the Premises are expressly permitted by this Lease;

               (c) No subletting shall be for a term (including renewals, if any) ending later than one day prior to the expiration date of this Lease;

               (d) No Event of Default shall have occurred and be continuing, either at the time that Landlord's consent to any assignment or subletting if required or on (i) the proposed effective date of the assignment, or (ii) the date of the commencement of the term of any such assignment or subletting;

               (e) Tenant agrees to pay Landlord, in consideration for Landlord's consent to the assignment or subletting, net of expenses incurred by Tenant, fifty percent (50%) of the difference of between the amount Tenant pays to Landlord pursuant to this Lease with respect to the Premises, or the portion thereof sublet or assigned, and the amount received by Tenant from its assignee or subtenant with respect thereto.

               (f) If, at any time during the renewal periods, Tenant is occupying less than seventy percent (70%) of the Premises, then Tenant agrees to pay to Landlord one hundred percent (100%) of any Net Profits (as hereinafter defined) received by Tenant from its assignee or subtenant with respect thereto. For purposes hereof, the term "Net Profits" shall mean, in the case of a sublease, the amount by which the aggregate of all rents, additional charges or consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property to the extent such sums exceed the fair market value or fair market rental value of such items, as the case may
be) exceed the sum of (i) the Fixed Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the sublease space, including Additional Rent, and (ii) brokerage commissions due and owing to a real estate brokerage firm in connection with the sublease, together with legal fees, architectural and engineering fees, advertising expenses and construction costs and allowances incurred by Tenant in connection with such sublease; and in the case of an assignment, the amount by which all sums and considerations paid to Tenant by an assignee of this Lease for or by reason of such assignment (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property to the extent such sums exceed the fair market value or fair market rental value of such items, as the case may be) exceed the sum of brokerage commissions due and owing to a real estate brokerage firm, in connection with the assignment, together with legal fees, architectural and engineering fees, advertising expenses and construction costs and allowances incurred by Tenant in connection with such assignment, plus the Fixed Rent and all other amounts payable by Tenant, including Additional Rent, payable by Tenant hereunder for the remainder of the Term;

               (g) Tenant agrees to pay to Landlord an amount that will reimburse Landlord for reasonable legal fees actually incurred by it to engage outside counsel to assist it in reviewing and approving the proposed assignment or subletting, but, in no event, shall reasonable fees exceed $1,000.00; and

               (h) Tenant shall deliver promptly to Landlord an executed copy of each assignment or subletting agreement as may be authorized by this Article upon the execution of any such agreement.

          12.2. Landlord and Tenant agree that it will not be unreasonable for Landlord to withhold its consent to any assignment or subletting if the assignment or subletting will increase Landlord's financial risk or responsibility or jeopardize the enforceability of the Lease or restrict its ability to lease other space in the Building.

          12.3. No assignment, subletting or occupancy shall be deemed a waiver of the provisions in this Article 12 or a release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease. Each assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No merger or business consolidation, sale of control or shares or other change of ownership or management shall constitute an assignment or subleasing hereunder.

          12.4. Landlord's approval of any assignment or sublease shall be conditioned upon Landlord approving the executed copy of each assignment or subletting agreement, which approval shall not be unreasonably withheld or delayed. Any sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is subordinate, and that in the event of a termination of this Lease, such subtenant shall, at Landlord's option, attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (a) liable for any previous act or omission of Tenant as sublessor under such sublease, (b) subject to any offset which theretofore accrued to such subtenant against Tenant, or (c) bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous payment of rent more than one (1) month in advance.

          13. Default.

          13.1. Each of the following events shall constitute an "Event of Default" under this Lease:

               (a) the failure of Tenant to pay an installment of Fixed Rent or Additional Rent, or other sum of money whatsoever when due which Tenant shall be obligated to pay under the provisions of this Lease, if such failure continues for ten (10) days from the date Landlord delivers to Tenant notice of such failure;

               (b) an Event of Default (as such term is defined in the Existing Lease) has occurred under the Existing Lease;

               (c) the failure of Tenant to perform or observe any of the other terms, covenants, conditions or agreements of this Lease, if such failure continues for thirty (30) days after delivery by Landlord of written notice to Tenant of such failure (provided, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within said 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecutes the curing thereof with diligence and provides Landlord with written evidence thereof, the term within which such default may be cured shall be extended for such period as necessary to complete the curing thereof with diligence);

               (d) the levy of any execution or attachment against Tenant or any of Tenant's property pursuant to which the Premises, or any portion thereof, may be taken or occupied by someone other than Tenant;

               (e) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make any assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property and, provided further, that within sixty (60) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed or stayed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

               (f) if any event shall occur or any contingency shall raise whereby this Lease or the estate hereby granted or the unexpired balance of the Term, would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as if expressly permitted under Article 12;

               (g) if the Premises shall become vacant, deserted or abandoned for a period of thirty (30) consecutive days; or

               (h) if Tenant shall assign this Lease or sublet the Premises in violation of the terms and provisions of Article 12 hereof.

          13.2. In the event Tenant becomes a debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to the right of the trustee in bankruptcy, or debtor in possession, as the case may be, to assume or assign this Lease. To the extent permitted or allowed by law, the trustee or debtor shall not have the right to assume or assign this Lease, until the trustee or debtor (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "adequate assurance of future performance", which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the trustee or debtor shall establish with Landlord a security deposit equal to three months of Fixed Rent; (b) maintain said security deposit in said amount whenever it is drawn upon by Landlord after a default by Tenant; (c) trustee or debtor must agree that Tenant's business shall be conducted in a first class manner; and (d) the use of the Premises shall not change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

          14. Remedies of Landlord.

          14.1. If at any time during the term of this Lease, one or more Events of Default shall have occurred and shall not have been remedied, then, and in any such case, Landlord, at Landlord's option, may elect to:

               (a) terminate this Lease at any time by giving notice of termination to Tenant, and the term hereof shall expire by limitation upon the date prescribed in such notice as fully and completely as if said date were the date herein originally fixed for the expiration of the Term, and Tenant shall thereupon quit and peacefully surrender the Premises to Landlord without payment therefor by Landlord;

               (b) reenter the Premises, and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law; and/or

               (c) commence summary dispossess and/or ejectment proceedings based on Tenant's failure to pay rent.

          14.2. In the event of the termination of this Lease, or of reentry by summary proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant or Tenant's abandonment of the Premises, the non-prevailing party shall pay reasonable attorneys' fees and costs of the prevailing party. Landlord's damages at the election of Landlord, are either:

               (a) sums equal to the Fixed Rent and the Additional Rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable monthly, in advance, but otherwise upon the terms therefor specified herein following such termination or such reentry and until the conclusion of the Term, provided, however, that if Landlord shall relet the Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the reasonable expenses incurred or paid by Landlord in terminating the Lease or in reentering the Premises, including reasonable attorneys' fees, and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any rents from a reletting, except to the extent that such rents are actually received by Landlord. Landlord shall make commercially reasonable efforts to mitigate damages. If the Premises or any part thereof should be relet in combination with other space or for greater than the balance of the Term, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new Tenants and to permit the term of any new lease covering part or all of the Premises to be for a shorter or longer period than provided for herein; or

               (b) on demand, a liquidated sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the present value, discounted by the Prime Rate (as defined in Section 21.1 hereof), of the excess of (i) the aggregate of the Fixed Rent and the Additional Rent payable hereunder which would have been payable by

Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately proceeding such termination) for the period commencing with such earlier termination of this Lease or the date of such reentry, as the case may be, and ending with the conclusion of the Term, had this Lease not so terminated or had Landlord not so reentered the Premises, over (ii) the fair market rental value (calculated as of the date of such termination or reentry) of the Premises for the same period.

          14.3. If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the rental value, for purposes of Section 14.2(b), for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall in no event and in no way be responsible or liable for any failure to relet the Premises or any part thereof or for failure to collect any rent due upon any such reletting.

          14.4. In the event Landlord elects to collect damages from Tenant under Section 14.2(a), at any time subsequent to such election and upon ten (10) days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 14.2(b), crediting Tenant with amounts theretofore received by Landlord as damages.

          14.5. The foregoing Sections of this Article shall also apply if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Premises.

          14.6. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, replacements, and decorations in the Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, replacements, and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

          14.7. Mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy, in law or in equity.

          15. Destruction, Fire or other Casualty.

          15.1. If the Building, Premises or any improvement therein, excepting all items which Tenant is obligated to insure pursuant to Section 10.1 of this Lease, now or hereafter erected in or upon the Building shall be damaged or destroyed, by fire, storm, earthquake or other casualty, then, Tenant shall give prompt notice thereof to Landlord and Landlord shall, at Landlord's cost and expense proceed with reasonable diligence to conduct any necessary demolition and to repair and restore the Building or such improvements.

          15.2. Landlord shall have no obligation to repair or replace any of Tenant's furniture, equipment or supplies destroyed by fire, storm, earthquake, water or other casualty.

          15.3. If (a) more than fifty (50%) percent of the Premises is damaged or destroyed or (b) the Building is damaged or destroyed to the extent that the Premises or access thereto cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, notwithstanding the fact that the Premises may have not been damaged or destroyed, or (c) Landlord elects to demolish the Building following a substantial casualty, either party may terminate this Lease. The terminating party shall notify the other party of its determination, in writing, within sixty (60) days after the date of the damage or destruction. If the Premises can be fully repaired or restored within the one hundred eighty (180) day period, or if such repair or restoration cannot be made within said period but neither party elects to terminate this Lease, this Lease shall remain in full force and effect, and Landlord shall diligently repair and restore the damage as soon as reasonably possible, subject to the provisions of Section 15.1 herein.

          15.4. If the Premises are partially destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article, the Fixed Rent and Additional Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is substantially impaired. Except for abatement, if any, of Fixed Rent and Additional Rent, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, destruction, repair or restoration.

          16. Condemnation.

          16.1. If the Building or such part thereof as will render the Premises unsuitable for Tenant's reasonable use shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority.

          16.2. In the event of any such acquisition or condemnation of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses, for the value of any of Tenant's property which would be removable at the end of the Term pursuant to the provisions of this Lease or for other damages which do not detract from or reduce Landlord's share of the award.

          17. Subordination.

          17.1. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called a "Superior Mortgage") and each and every advance made or hereafter to be made under a Superior Mortgage and to all renewals, modifications, replacements, substitutions and extensions of a Superior Mortgage. The foregoing provisions for the subordination of this Lease and the term and estate hereby granted to the holder of a Superior Mortgage shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. Provided that Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of Fixed Rent or Additional Rent or in the performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be performed, and subject to the terms and conditions of this Lease, Tenant's rights and privileges under this Lease, or any extensions, expansions or renewals shall not be defeated by any holder of a Superior Mortgage. Landlord agrees that if at any time during the Term, this Lease is subject to a Superior Mortgage, Landlord shall use all reasonable efforts to obtain from the holder of such Superior Mortgage, a non-disturbance agreement in form and substance reasonably satisfactory to the holder of such Superior Mortgage.

          17.2. If all or any portion of Landlord's estate in the Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any Superior Mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises (a) shall not be bound by any payment prior to such sale or conveyance of Fixed Rent, Additional Rent or other payments for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), and (b) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease.

          17.3. In the event of an act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial, total or constructive eviction, Tenant will not exercise any such right until it has given written notice of such act or omission, or, in the case of the Premises or any part thereof becoming untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Superior Mortgage whose name and address shall previously have been furnished to Tenant in writing, by delivering such notice of such act, omission or damage addressed to such holder at said address or if such holder hereafter furnishes another address to Tenant in writing at the last address of such holder so furnished to Tenant, and, unless otherwise provided herein, until a reasonable period for remedying such act, omission or damage shall have elapsed following such giving of such notice, provided any such holder, with reasonable diligence, shall, following the giving of such notice, promptly (a) state in writing its intention to remedy such act, omission or damage and (b) commence and continue to remedy such act, omission or damage or to cause the same to be remedied.

          17.4. If, in connection with obtaining financing for the Premises or refinancing any Superior Mortgage, the prospective lender requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Fixed Rent or Additional Rent, do not reduce the length of the Term, do not materially and adversely affect the leasehold interest created by this Lease or the rights of Tenant hereunder and do not materially and adversely affect the manner in which Tenant's operations are conducted at the Premises.

          18. Indemnification and Hold Harmless.

          18.1. Tenant, on behalf of itself and any party holding by, through or under Tenant, agrees to indemnify and hold harmless Landlord, its agents, contractors, employees, in the following manner:

               (a) against any default under this Lease by Tenant or any party holding by, through or under Tenant for any direct damages, costs, claims or liabilities, including reasonable attorneys' fees, sustained by Landlord or any party holding by, through or under Landlord as a result of such default;

               (b) against any and all claims, damages, losses and liabilities, including reasonable attorneys' fees, whatsoever their nature, cause or origin, excluding, however, loss of profit, special, indirect or consequential damages, attributable in any manner to the omission, fault, willful act, negligence or other misconduct of Tenant, its agents, contractors, employees, licensees or invitees arising out of the use and occupancy of the Premises by Tenant, its agents, contractors, employees, licensees or invitees;

               (c) against any and all damage or injury to the Premises, to Tenant, its agents, contractors, employees, licensees, or invitees except to the extent same is attributable to the omission, fault, willful act, negligence or other misconduct of Landlord, its agents, contractors, employees, licensees or invitees;

               (d) Tenant hereby absolutely and unconditionally indemnifies, defends and holds Landlord free and harmless of, from and against any and all claims, costs, expenses, liabilities, losses, liens, encumbrances, fees, damages, judgments, penalties, causes of action and other charges of whatsoever kind or nature (including, without limitation, attorneys' fees and disbursements and the fees and expenses of any environmental and analytical laboratories, consultants and engineers) suffered or incurred by Landlord, including the cost of any required or necessary repair, removal, remediation, clean-up, detoxification and any action required, necessary or otherwise taken prior to or following a transfer of title to the Premises or any portion thereof, and arising from (i) the violation of any of the Environmental Laws (as hereinafter defined) by Tenant, as same shall affect all or any part of the Premises, (ii) the release by Tenant of any Hazardous Materials (as hereinafter defined) in, on, under, the Premises or any part thereof and (iii) any Hazardous Activity (as hereinafter defined) by Tenant at or in connection with the Premises or any part thereof. The obligations of Tenant referred to in this Paragraph (collectively, the "Toxic Waste Obligations") shall continue notwithstanding the satisfaction, discharge, release, termination or cancellation of the Lease;

               (e) Tenant covenants and agrees that the Premises shall at all times hereafter be maintained, occupied, operated and maintained in strict compliance with all of the Environmental Laws. Tenant shall at all times maintain in full force and effect all necessary permits, licenses, approvals and other authorizations required under the Environmental Laws for the Premises and the use or intended use thereof. Tenant shall provide Landlord with a copy of any request for information or any inspection of the Premises by any
Governmental Authority with respect to any Hazardous Materials or Hazardous Activity and a copy of any response to each such request or inspection and any written notice of any pending or threatened proceeding, advice or inquiry concerning the Premises (or any portion thereof) which relates to any Hazardous Materials, Hazardous Activity, or pollution or protection of the environment, promptly after delivery thereof. Tenant shall, promptly upon gaining notice thereof, notify Landlord in writing of any release, discharge or spill of any Hazardous Materials in, on, under or about the Premises or the existence of any Hazardous Materials emanating from or passing through the Premises; and

               (f) For purposes of this Article 18, the following terms shall have the following meanings:

               (i) "Environmental Laws" shall mean all present and future federal, state and local environmental, health and safety laws, rules, statutes, directives, binding interpretations, binding policies, ordinances and regulations now or hereafter in effect and as same have been or may hereafter be amended, modified or supplemented, from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Authority Act of 1994 (49 U.S.C. Section 5101 et seq.), the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300h et seq.), the Clean Air Act (42 U.S.C. Section 1857 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C.
Section 7401 note, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 11001 et seq.), the Pollution Prevention Act of 1990 (42 U.S.C. Section 13101 et seq.) and the counterparts of such statutes as enacted by state and local governments with jurisdiction over the Premises or Tenant or any principal, partner, shareholder, officer or director of Tenant, and any and all rules and regulations promulgated under any and all of the aforementioned laws, including but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et. seq.) and the New Jersey Spill Act (N.J.S.A. 58:10-23.11 et. seq.)

                    (ii) "Hazardous Materials" shall mean any substances defined or identified as "hazardous substances", "hazardous wastes", "toxic wastes", "toxic substances" or "pollutants" in any of the Environmental Laws, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, fuel oil, petroleum, hazardous waste and any other hazardous or toxic substances, contaminants, materials or pollutants.

                    (iii) "Hazardous Activity" shall mean the disposal, generation, handling, manufacturing, processing, production, refinement, storage, transfer, transportation and/or use of Hazardous Materials in, on, under or about the Premises or any part thereof in violation of any Environmental Law.

          19. Landlord's Obligations.

          19.1. Except as otherwise provided in this Lease, Landlord shall operate and maintain the Building and its grounds, exclusive of Tenant's recreational areas, if any, in first class condition and agrees to keep in good order, condition and repair the roof, Common Areas, exterior walls and structure of the Building and its grounds (including all plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for any condition in the Premises, the grounds, or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building or the grounds other than as provided in this Section unless expressly provided otherwise in this Lease.

          19.2. Landlord shall not be liable to Tenant for any compensation or reduction of Fixed Rent or Additional Rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of an Unavoidable Delay, as defined in Section 38.2, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof unless and until Tenant's occupancy is thus substantially impaired for a period of sixty
(60) days, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. If Tenant's occupancy is substantially impaired for more than one hundred and eighty (180) days, then Tenant may elect to terminate this Lease.

          19.3. Landlord represents that, to the best of its knowledge, which knowledge is based solely upon the findings set forth in that certain Phase I Environmental Site Assessment dated October, 1997, prepared by ENSR Consulting and Engineering, referenced as Report Number 4738-014-E01, no Hazardous Materials or wastes have been used, treated or stored on the Premises in violation of any Environmental Laws. Landlord hereby agrees to indemnify and hold harmless Tenant and its shareholders, directors, officers and employees from and against any and all claims, damages, losses and liabilities, including reasonable attorneys fees, arising from any use, treatment or storage of Hazardous Materials on the Property prior to the commencement date of the Existing Lease. Notwithstanding anything to the contrary contained in this
Section 19.3, in no event shall Landlord be deemed to be in breach of the representation contained herein, or have an obligation to indemnify Tenant, for any Hazardous Materials or wastes placed on the Property by Tenant, its employees, agents, contractors and invitees (other than Landlord, its employees, agents, contractors and invitees).

          19.4. Landlord or its agents shall not be liable for any loss of or damage to any property of Tenant by theft, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants of the Building or persons, in, upon or about the Premises or caused by operations in construction of any private, public or quasi-public work. The foregoing shall not limit Landlord's obligations as set forth herein, including to provide quiet enjoyment, to fund improvements, to provide environmental indemnity and to make Common Area and system improvements.

          20. Cumulative Remedies.

          20.1. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

          21. Advances by Landlord.

          21.1. If Tenant shall fail to perform any term, covenant or agreement contained herein to be performed by Tenant, upon thirty (30) days advance written notice to Tenant, Landlord may elect to make advances to perform the same or to cause the same to be performed, in which event Tenant shall pay to Landlord all such sums reasonably advanced by Landlord, as Additional Rent, on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor. All such sums advanced by Landlord shall accrue interest commencing on the date of Landlord's advance at the higher of 12% per annum, or the then prime rate of Citibank, N.A. announced publicly from its New York City Office (the "Prime Rate") but in no event higher than the highest rate of interest permitted by law computed from the date of each advance to the date such sums are paid to Landlord. Anything to the contrary herein notwithstanding, any such advances made by Landlord shall not be or be deemed a waiver of any default on the part of Tenant in the observance of the terms, covenants and agreements under this Lease or of any rights or remedies of Landlord upon any such default.

          22. No Waiver by Landlord.

          22.1. The failure of Landlord to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. Unless otherwise expressly provided herein, this Lease cannot be changed or terminated except in writing.

          23. Landlord's Right to Exhibit the Premises.

          23.1. During the last twelve (12) months of the term of this Lease, Landlord or its agents or designees may have admission to the Premises at all reasonable hours and upon advance notice for the purpose of exhibiting the same to prospective lessees of all or any part of the Building.

          24. No Acceptance of Surrender.

          24.1 No act or thing done by Landlord or Landlord's agents or employees during the Term of this Lease shall be deemed to accept a surrender of the Premises by Tenant and a termination of this Lease, or shall be valid, unless in writing, signed by Landlord.

          25. Quiet Enjoyment.

          25.1. If and so long as Tenant pays the Fixed Rent, Additional Rent and all other sums agreed to be paid by Tenant under this Lease and promptly and faithfully performs and observes the terms, covenants, and agreements in this Lease provided to be performed and observed by Tenant, Tenant quietly shall have and enjoy the Premises.

          26. Estoppel Certificates.

          26.1. Within ten (10) days after receipt of request therefor, either party will certify to the other and to any party named by the other party, (a) that as of the date of such certification, whether or not this Lease is in full force and effect; (b) that, to certifying party's best knowledge, neither party to this Lease is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and whether or not to the best knowledge of the person making such certification, any event has occurred which with the passage of time, the giving of notice, or both would constitute a default hereunder and, if in default, specifying each such default; (c) the last day to which the Fixed Rent and Additional Rent payable under this Lease have been paid; (d) as to Tenant, that Tenant neither has nor claims to have any right of set-off or deduction against the payment of Fixed Rent or Additional Rent, or if a right of set-off or deduction is alleged, specifying the nature and extent thereof; and (e) as to Tenant, any other information reasonably requested by Landlord.

          27. Parking.

          27.1. Tenant will be provided with parking in accordance with the Building Plans. Landlord shall provide Tenant with no less than 3.8 cars per 1,000 rentable square feet of Tenant's office space. No other tenant of the Building shall have a right to a greater ratio of parking space per rentable square feet.

          28. Notices.

          28.1. Any and all notices, consents, approvals, requests and other communications (collectively, "notices") required to be given or served by the terms and provisions of this Lease, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and signed by the party giving the notice, or by a duly authorized officer or representative of a corporate party, and shall be deemed to have been delivered when postmarked and delivered by hand or sent by certified or registered mail, return receipt requested or by a reputable overnight courier service, proper postage prepaid and addressed to the party to be notified. Notice on behalf of either party shall be addressed to that party at the address set forth below, or to such other address as that party hereafter shall furnish in writing to the other party:

         To Landlord:

                  Ms. Debra Kloper
                  Route 10 Joint Venture
                  c/o MONY Real Estate
                           Investment Management
                  1740 Broadway
                  New York, New York  10019
         with a copy to:

                  Robert A. Klausner, Esq.
                  Shanley & Fisher, P.C.
                  131 Madison Avenue
                  Morristown, New Jersey 07962-1979

         with a copy to:

                  Brad Fenlon
                  Edward S. Gordon Co., Inc.
                  Park 80 West, Plaza One
                  Saddle Brook, New Jersey  07663

         To Tenant:

                  Dialogic Corporation
                  1515 Route 10
                  Parsippany, New Jersey  07054
                  Attention:  President


         with a copy to:

                  Dialogic Corporation
                  1515 Route 10
                  Parsippany, New Jersey 07054
                  Attention:  General Counsel and Real Estate and
                  Facilities Manager

          29. Bind and Inure.

          29.1. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 12 shall operate to vest any rights in any successor or assignee of Tenant.

          29.2. Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by Tenant of its obligations hereunder. Landlord shall enforce the Rules and Regulations against all tenants of the Building.

          30. Waiver of Trial by Jury.

          30.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

          31. Brokerage Fees.

          31.1. Each party represents that there was no broker(s) instrumental in consummating this Lease except Edward S. Gordon Company ("ESG"). Each party agrees to hold the other harmless from and against any and all claims or demands for brokerage commissions arising out of or in connection with the execution of this Lease based on conversations or negotiations with such party on the part of any broker, other than ESG, whose fees shall be paid by Landlord in accordance with separate agreements between such broker and Landlord.

          32. Execution.

          32.1. This Lease may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement.

          33. Recordation of Lease.

          33.1. In no event shall Tenant have the right to record this Lease and any such recording shall constitute an Event of Default. Landlord and Tenant shall record a memorandum of this Lease in form and substance reasonable satisfactory to both parties.

          34. Surrender.

          34.1. On the last day of the Term, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease, including, but not limited to, in Sections 6 and 7 hereof). Tenant shall remove from the Premises and the Building all of Tenant's furniture, trade fixtures and equipment and all personal property and personal effects of all persons claiming through or under Tenant, except as previously agreed by Landlord, and Tenant shall pay the cost of repairing all damage to the Premises and the Building occasioned by such removal and shall deliver all keys and pass cards to
Landlord.   Notwithstanding   anything  to  the   contrary   contained  in  this
Section 34.1, at the end of the term of this Lease, Tenant shall not have the obligation to remove from the Premises raised flooring, staircases, vaults or the improvements in the engineering offices.

          34.2. If the Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding Tenant founded on such delay. If the Premises shall not be surrendered upon the termination of this Lease, unless otherwise agreed by Landlord and Tenant, Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month, subject to all the terms and provisions of this Lease insofar as the same are applicable to month-to-month tenancy, at a monthly rental equal to twice the sum of: (i) the monthly installments of Fixed Rent and Additional Rent, and (ii) the Monthly Tax Payment for the last month of the Term.

          34.3. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

          35. Access: Change in Facilities.

          35.1. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may reasonably deem necessary or desirable, provided any such change does not materially and adversely affect Tenant's access to or use of the Premises.

          35.2. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Premises, or damage the appearance thereof.

          35.3. Landlord or Landlord's agents shall have the right to enter the Premises at all times for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease;
(b) to exhibit the Premises to others; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may reasonably deem necessary or desirable; (d) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and
(e) to alter, renovate and decorate the Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's property from the

Premises. If practical, under the circumstances, Landlord shall give Tenant notice and use its best efforts to give Tenant notice of such entry.

          35.4. The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents.

          36. Integration of Agreement.

          36.1. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. If any term or provision of this Lease shall be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby. If the application of any term or provision of this Lease to any person or circumstance shall to any extent be invalid or unenforceable such term or provision shall remain applicable as to those persons or circumstances to which it shall be valid and enforceable to the fullest extent permitted by law.

          37. [INTENTIONALLY DELETED]

          38. Unavoidable Delays.

          38.1. In the event Landlord or Tenant shall be delayed in the performance of any act or obligation hereunder by reason of Unavoidable Delays, then performance of such act or obligation shall be excused for the period of the delay, the period for the performance of any such act or obligation shall be extended for a period equivalent to the period of such delay.

          38.2. "Unavoidable Delays" shall mean any and all delays beyond a party's reasonable control, including, without limitation, delays caused by the other party, governmental restrictions, governmental regulations, controls, undue delays, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, default of any Building or construction contractor or subcontracts, Acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, undue precipitation, other weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable occurrence.

          39. Rules and Regulations.

          39.1. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with any reasonable Rules and Regulations for the Building as Landlord, or Landlord's agents, may from time to time adopt. Notice of any such Rules or Regulations shall be given in such manner as Landlord may elect. Landlord shall take all reasonable steps to enforce such Rules and Regulations, or terms, covenants, or conditions in any other lease, as against all other tenants. Providing that Landlord is seeking to enforce such Rules and Regulations through all reasonable efforts, Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, or licensees. In the event any such Rule or Regulation conflicts with any provision of this Lease, said provision of this Lease shall control. The current Rules and Regulations in effect with respect to the Building are attached hereto as Exhibit D and make a part hereof.

          40. Governing Law.

          40.1 This Lease shall be construed and enforced in accordance with the Laws of the State of New Jersey.

          41. Landlord Liability.

          41.1. Tenant agrees to look solely to Landlord's estate and interest in the Building and the Premises for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability of Landlord, and not other property or assets of Landlord and no property or assets of any shareholder, director, officer or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

          42. Signage.

          42.1 As long as Tenant occupies 75% or more of the Building, Tenant, at Tenant's own cost and expense, shall have the right to apply for a permit which allows Tenant to erect a sign directly on the Building. Prior to making any application to the applicable Government Authority for a permit for such sign, Landlord shall approve all plans regarding this sign and the applications for approval to be submitted to the Government Authority. Any condition, restriction or encumbrance on the Property as a condition of obtaining the permit to place such sign on the Building must be approved by Landlord in its sole and absolute discretion. The installation of any sign which has been properly approved by such Government Authority shall, at the election of Landlord, be installed by either Landlord or Tenant. If Landlord elects to install such sign, Tenant shall reimburse Landlord for the Costs of such installation within thirty (30) days after receipt of the invoice of the Costs therefor. At the end of the term of this Lease, Tenant shall remove such sign and if there is any damage to the Building Tenant shall, at its sole cost and expense, repair such damage and restore the Building to the condition it was in prior to the installation of such sign. Landlord, at its sole election, may elect to remove such sign and repair any damage to the Building and, if such election is made by Landlord, Tenant shall reimburse Landlord for such Costs within thirty (30) days after receipt of an invoice therefor.

          43. Arbitration.

          43.1 Except as provided in Paragraphs 14.1(b) and (c), the parties hereto consent to arbitration of all disputes.

          43.2 The party desiring arbitration shall give notice to that effect to the other party. Within ten (10) days thereafter, the party not requesting arbitration shall propose three (3) arbitrators and the other party shall select one (1) of the three (3).

          43.3 The arbitrator shall be a fit and impartial person who shall have had at least 10 years experience in the State of New Jersey in a calling connected with the matter of the dispute and shall have no prior, present or proposed future affiliation or connection with either party.

          43.4 The arbitration shall be conducted to the extent consistent with this Article in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The decision and award shall be rendered by the Arbitrator within 30 days after the appointment of the Arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the Arbitrator so rendered in any court of competent jurisdiction.

          43.5 Each party shall pay the fees and expenses of the Arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

          43.6 Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by an arbitration is (a) one which would directly affect the liability of an insurer under any of the policies of insurance referred to herein and the party which is the insured under such policy so notifies the other party or (b) one which cannot be the subject of arbitration under a Superior Mortgage, then unless such insurer or the holder of a Superior Mortgage gives its written consent to the determination of such matter by arbitration, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

          44. Notice of Sale.

          44.1 (a) If during the Term Landlord has a bona fide intent to sell the Property, prior to marketing the Property Landlord shall deliver to Tenant a proposal containing the terms and conditions upon which Landlord would sell the Property. Within thirty (30) days after the delivery of such proposal, Landlord and Tenant shall meet and use good faith efforts to enter into a letter of intent regarding the sale of the Property to Tenant upon terms and conditions acceptable to both parties. If Landlord and Tenant fail to enter into a letter of intent within such thirty (30) day period, neither party shall have any obligations to the other pursuant to this Section 44 and Landlord shall be free to sell the Property at any time to any party upon any terms and conditions agreed to by Landlord, whether or not such terms are consistent with the terms set forth in the proposal delivered to Tenant. Tenant expressly agrees that it shall have no claim or cause of action against Landlord, its affiliates and their respective employees, agents, directors, shareholders and officers in the event a mutually acceptable letter of intent is not entered into, regardless of the reason, and Tenant expressly waives any claims or causes of actions it may have against any such parties based upon any claimed breach of any obligation of good faith, fair dealing or the like.

               (b) Subsequent to Landlord and Tenant's failure to enter into a letter of intent, Tenant shall, within ten (10) days after demand therefor by Landlord, confirm in writing that Tenant has no further rights regarding the purchase of the Property.

               (c) Landlord shall have no obligation to submit a proposal to Tenant pursuant to the terms hereof, if: (i) the named Tenant has assigned this Lease or has at any time subleased, in the aggregate, more than 30% of the Premises to a party which is not a patent or subsidiary of Tenant; or (ii) Tenant shall be in default of any of its obligations hereunder and such default shall not have been cured at the time of Landlord intends to commence marketing the Property for sale.

               (d) This Section shall not preclude preliminary discussions, either oral or written, between Landlord and any prospective purchaser regarding the sale of the Property.

               (e) The termination of this Lease during the Term shall also terminate Landlord's obligations pursuant to the terms of this Section 44. Nothing contained in this Section shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant's rights set forth in this Section 44 may not be severed from this Lease or separately sold, assigned or transferred and is only exercisable by Dialogic Corporation.

               (f) The provisions of this Section shall only be in full force and effect as long as Dialogic Corporation has not failed to exercise its rights under this Section 44.1 on any prior occasion, and The Mutual Life Insurance Company of New York, or an affiliate thereof (other than as provided for in the immediately succeeding sentence) is the Landlord. The provisions of this Section shall not be applicable to or binding upon any subsequent owner of the Property, including, but not limited to, an investment fund, joint venture, partnership, real estate investment trust or any other entity in which The Mutual Life Insurance Company of New York retains an interest.


          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the dat e first written above.

                                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK Landlord

                                  By: /s/___________________
                                      Name:
                                      Title:


                                  DIALOGIC CORPORATION
                                  Tenant

                                  By: /s/____________________
                                      Name:
                                      Title:

                                  OFFICE LEASE

                                 1515 ROUTE TEN

                             PARSIPPANY, NEW JERSEY


                                  Lease Summary

Landlord:                 The Mutual Life Insurance Company of New York

Landlord's Address:       1740 Broadway, New York, NY 10019

Tenant:                   Dialogic Corporation

Tenant's Address:         1515 Route 10, Parsippany, NJ 07054

Tenant's Space:           Total - 67,000 square feet

Annual Fixed Rent:        Approximately 67,000 square feet office

                          Fixed Rent         Monthly           Rent Per
Office: Lease Years        Per Year        Installment       Square Foot

Years 1-2                     $                 $               $23.50*
Years 3-4                     $                 $               $25.00*
Years 5-6                     $                 $               $26.50*
Years 7-8                     $                 $               $28.00*
Years 9 - Expiration          $                 $               $29.50*
Date



* Plus Tenant's electric, in the event the Lease does not encumber the entire Building, pursuant to Section 4.13.

ELECTRICITY RENT: Tenant to pay all Tenant's Electric which will be directly metered

LEASE TERM COMMENCEMENT DATE: _____

LEASE TERM EXPIRATION DATE: _____


BASE OPERATING EXPENSE YEAR: Shall be the 12 month period following the Commencement Date.

BASE TAX YEAR: Shall mean an amount equal to the product of (a) the real estate tax rate in effect for the year in which the Premises are substantially completed in accordance with Section 6.5, and (b) the assessed value of the Building as of the date the Building is fully assessed as a completed and fully occupied Building. If the Building is not fully assessed by the last day of the year in which the Premises is substantially completed, Landlord shall make a reasonable determination of the Base Taxes, which determination shall be adjusted when the Building is fully assessed by the appropriate taxing authority.

OPTION TO RENEW: Two (2) five year options with Fixed Rent during each option period being the greater of (i) the average of the Fixed Rent paid by Tenant for the 5 preceding years immediately prior to the applicable option period, and
(ii) 95% of the fair market  rent,  as  determined  in  accordance  with Section
3.1(c).

RENTABLE FLOOR AREA OF Tenant's OFFICE SPACE: 67,000 square feet, subject to identification and measure by BOMA method

SECURITY DEPOSIT: None

TENANT'S PROPORTIONATE SHARE: 100%

TENANT'S SIC NUMBER:  7373

                                    EXHIBIT A

                                   DESCRIPTION


All that parcel of land located in the Township of Parsippany-Troy Hills and the Township of Hanover, County of Morris and State of New Jersey which is more particularly described by the following legal metes and bounds description:

BEGINNING at a point in the newly dedicated Southwesterly sideline of New Jersey State Highway Route 10, said point of beginning being distant the following 2 courses along said sideline, as measured Southwesterly from its point of intersection with the Southeasterly sideline of Johnson Road:

(a) along the Southwesterly sideline of New Jersey State Highway Route 10, South 48 degrees 33 minutes 20 seconds East 1473.83 feet to a jog therein;

(b) partially along the 2nd line of Lot 1.01 South 41 degrees 03 minutes 46 seconds West 20.00 feet to the beginning corner of the herein described premises and running:

THENCE (1) along the newly dedicated Southwesterly sideline of New Jersey State Highway Route 10, South 48 degrees 33 minutes 20 seconds East 931.5 feet to a point;

THENCE (2) along the Southeasterly line of the whole tract, of which this parcel is a part, South 39 degrees 30 minutes 25 seconds West 852.23 feet to a point;

THENCE (3) along the Southwesterly line of the whole tract, of which this parcel is a part, North 49 degrees 34 minutes 20 seconds West 505.89 feet to a point;

THENCE (4) still along same, North 48 degrees 56 minutes 14 seconds West 235.11 feet to a point;

THENCE (5) along the 4th line, reversed, of Lot 1.01, North 41 degrees 03 minutes 46 seconds East 276.88 feet to a point;

THENCE (6) along the 3rd line, reversed, of said Lot 1.01, North 48 degrees 56 minutes 14 seconds West 213.78 feet to a point in the centerline of a heavy duty road;

THENCE (7) along the centerline of said heavy duty road, and partially along the 2nd course, reversed, of Lot 1.01 North 41 degrees 03 minutes 46 seconds East
586.89 feet to the place of BEGINNING.

KNOWN and designated as Lot 1.02 in Block 200 on the Official Tax Map of the Township of Parsippany-Troy Hills, County of Morris, State of New Jersey and Lots 13 and 14 in Block 303 on the Official Tax Map of the Township of Hanover, County of Morris and State of New Jersey.

                                    EXHIBIT B

                           BASE BUILDING IMPROVEMENTS

                                    EXHIBIT C

                    CLEANING AND ROUTINE MAINTENANCE SERVICE

[Cleaning and Routine Maintenance Service will be provided only for conventional office space, which space is reflected on the plans on the following page, as follows:

NIGHTLY

          Empty and clean wastepaper baskets, ashtrays and other receptacles. Tenant shall segregate all recyclables as required by law prior to Landlord's removal of same.

          Sweep all flooring, vacuum clean or carpet sweep (as required) all carpets and rugs. Sweep or dust stone, ceramic tile, marble, terrazzo and other unwaxed flooring, ex cluding kitchen area (cleaning of kitchen is Tenant's responsibility).

          Dust and wipe clean all office furniture and window sills.

          Wipe clean all water fountains and coolers.

          Dust all leather and leather-type furniture.

          Replace plastic bags in wastebaskets when necessary - cost per bag charge to Tenant.

          Remove normal wastepaper and refuse; cost of unusual waste removal to be charged to Tenant.

          After cleaning, all lights shall be turned off, windows closed, doors locked and offices left in an orderly condition.

          Bathrooms cleaned and wastebaskets emptied.

          Hallways, stairways, elevators, the bridge and the lobby areas shall be cleaned and vacuumed.

MONTHLY

          Dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.

QUARTERLY

          Dust all venetian blinds.

ANNUALLY

          Dust ceiling surfaces other than acoustical ceiling material and vacuum clean only acoustical materials and other similar surfaces, if necessary.

WINDOW CLEANING

          Wash all interior and exterior windows quarterly.

SIDEWALKS, ENTRANCES, ROADWAYS AND PARKING AREAS:

          To be kept free and clear of refuse, snow and ice.

AS REQUIRED BY Tenant

          Clean inside of all lighting fixtures and globes.


                                    EXHIBIT D

                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of such merchandise and equipment in a prompt and efficient manner using elevators and equipment and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or any jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises and the directory in the lobby of the Building. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

7. No Tenant shall obtain for use upon the Premises ice, drinking water, towel or other similar services, or accept barbering or bootblacking services in the Premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall co-operate to prevent the same. Notwithstanding the foregoing, Tenant may maintain soda and juice machines and water coolers in the Premises.

8. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays and legal holidays all persons who are not employees of Tenant.

9. Landlord shall have the right to prohibit any advertising by any Tenant, which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

11. If the Building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by any rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on weekdays, and prior to 3:00 P.M. on the day prior in the case of after hour service required on weekends or on holidays.

                                  OFFICE LEASE


                                 1515 ROUTE TEN

                             PARSIPPANY, NEW JERSEY

                                     between

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                                   (Landlord)

                                       and

                              DIALOGIC CORPORATION
                                    (Tenant)



                            Dated: September 30, 1998

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE


Exhibit A                  Description
Exhibit B                  Base Building Improvements
Exhibit C                  Cleaning and Routine Maintenance Service
Exhibit D                  Rules and Regulations